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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2000 included in the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement on Form S-8.

                                                               /s/ Arthur Andersen LLP

                                                               Arthur Andersen LLP

Chicago, Illinois

September 28, 2000

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